Exhibit 10.2

FIRST AMENDMENT TO
NOTE PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of October 10, 2017, by and among NewMarket Corporation, a Virginia corporation (the “Company”), The Prudential Insurance Company of America and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).
W I T N E S S E T H:
WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase Agreement, dated as of January 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;
WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:
1.    Amendments.
(a)     Paragraph 6F of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:
6F. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Company may declare and pay dividends, including in connection with any stock split, with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Company may make Restricted Payments pursuant to and in accordance with stock option equity or equity-based incentive plans or other benefit plans or retainer arrangements for directors, management or employees of the Company and its Subsidiaries and (iv) the Company and its Subsidiaries may make any other Restricted Payment so long as, prior to making such Restricted Payment and after giving effect (including giving effect on a Pro Forma Basis) thereto (A) no Default or Event of Default has occurred and is continuing and (B) the Leverage Ratio is less than or equal to the maximum level permitted under paragraph 6I(i) for the most recently ended fiscal quarter; provided, however, that this paragraph 6F(iv) shall not prohibit the payment of any such Restricted Payments within 60 days after the date of declaration thereof, if as of the date of declaration such payment would have been permitted under this paragraph 6F(iv).

(b)     Schedule 1A of the Note Agreement is hereby amended by adding the following Excluded Real Property to the end of such schedule in the appropriate chronological order:
207 Grande, LLC

2.    Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until the Noteholders shall have received (i) executed counterparts to this Amendment from the Company and the Required Holders and (ii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable charges and disbursements of King & Spalding LLP, counsel to the Noteholders).
3.    Representations and Warranties. To induce the Noteholders to enter into this Amendment, the Company hereby represents and warrants to the Noteholders that:
(a)    The execution, delivery and performance by the Company of this Amendment (i) are within the Company’s organizational powers; (ii) have been duly authorized by all necessary organizational actions and, if required, actions by equity holders; (iii) do not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority; (iv) do not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries; (v) do not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries; and (vii) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect;
(b)    This Amendment has been duly executed and delivered for the benefit of or on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c)    Immediately after giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true and correct in all material respects (without duplication of any materiality or Material Adverse Effect qualifier) as of the date hereof, unless such representation and warranty relates to an earlier date, in which case such representation and warranty was true and correct in all material respects (without duplication of any materiality or Material Adverse Effect qualifier) as of such earlier date; and
(d)    Immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
4.    Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.
5.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY,

THE LAW OF THE STATE OF NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
6.    No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.
7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
8.    Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.
9.    Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company, by its respective authorized officers as of the day and year first above written.
COMPANY:
NEWMARKET CORPORATION

By: /s/ Brian Paliotti
Name: Brian Paliotti
Title: Vice President and Chief Financial Officer

NOTEHOLDERS:
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ Kyle W. Ulep
Vice President

THE GIBRALTAR LIFE INSURANCE CO.,
LTD.

By:    Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By:    PGIM, Inc.,
as Sub-Adviser

By: /s/ Kyle W. Ulep
Vice President

THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By:	Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:    PGIM, Inc.,
as Sub-Adviser

By: /s/ Kyle W. Ulep
Vice President

THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Kyle W. Ulep
Vice President